TELIGENT, INC.
FORM OF AMENDMENT TO OPTION AGREEMENTS ISSUED UNDER THE 2009 EQUITY INCENTIVE PLAN

This Amendment, effective as of the date set forth below, amends the terms of each of your option agreements outstanding on the date hereof (the “Agreements”) issued by Teligent, Inc. (the “Company”) to you under its 2009 Equity Incentive Plan (the “Plan”). All capitalized terms used in this Amendment without definition or reference have the meanings set forth in the Agreements or in the Plan.
WHEREAS, the Company desires to amend the Agreements to provide for acceleration of vesting under certain conditions in connection with a Change in Control Acceleration Transaction (as defined below).
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in accordance with the provisions of the Plan, the Agreements are hereby amended as follows:
1.    Vesting Schedule. Section 5 of the Agreements is hereby amended to add the following provision:
“g.    Acceleration upon Change of Control Acceleration Transaction. Notwithstanding the foregoing, in the event of a Change of Control Acceleration Transaction, this Option shall become fully vested and exercisable unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.
“Change of Control Acceleration Transaction” means the occurrence of any of the following events:

i.
Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

ii.
Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval; or

iii.
Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of May 25, 2016, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);
provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.”
2.    If this stock option is an Incentive Stock Option, notwithstanding Section 2 of the Agreement, the foregoing acceleration of vesting may cause all or a portion of the Option to be deemed a Non-Qualified Stock Option as set forth in Section 422(d) of the Code.

3.    Agreement. To the extent not expressly amended hereby, the Agreement remains in full force and effect.
This Amendment is made and effective as of _________, 2017 (the “Effective Date”).
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the Effective Date first indicated above.

TELIGENT, INC.

By:

Title:

OPTIONEE